UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2020

Commission File Number: 001-37853

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)

46-4993860
(IRS Employer Identification No.)

1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445
 (Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Item 8.01. Other Events

Reference is made to the Form 8-K filed by AzurRx BioPharma, Inc. (the “Company”) on January 4, 2021, which is incorporated herein by reference (the “Prior 8-K”), relating to the issuance, in a Registered Direct Offering and concurrent Private Placement, of certain shares of Series C Preferred Stock, together with certain Private Placement Warrants, at a combined price per share of Series C Preferred Stock and related Private Placement Warrants of $750.00. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prior 8-K.

The securities issued in the Registered Direct Offering were issued pursuant to a prospectus supplement, dated December 31, 2020, filed by the Company on January 5, 2021, to the registration statement on Form S-3 (File No. 333-231954) that the Company filed with the Securities and Exchange Commission on June 21, 2019 and that was declared effective on June 25, 2019, and a base prospectus thereunder (the “Registration Statement”). The Company is filing herewith the legal opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the securities in the Registered Direct Offering attached as Exhibit 5.1 to this Current Report on Form 8-K as an exhibit to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5.1	Opinion of Lowenstein Sandler LLP.
23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.
Date:   January 5, 2021
By:	/s/ James Sapirstein
Name: James Sapirstein
Title: President and Chief Executive Officer